Exhibit 77Q1(e) -

An Amendment to Investment Advisory Agreement relating to the Sentinel Georgia Municipal Bond Fund and Sentinel Mid Cap Value Fund is incorporated by reference to the Amendment to Investment Advisory Agreement as of May 4, 2007 filed by the Registrant as an Exhibit to Post-Effective Amendment No. 115 of its Registration Statement on Form N-1A, on June 28, 2007.

Exhibit 77Q1(g) -

A Plan of Reorganization relating to the merger described in Exhibit 77M above is incorporated by reference to the Plan of Reorganization dated as of December 8, 2006 filed as an Exhibit to the Registrant's Registration Statement on Form N-14 filed with the SEC on December 18, 2006.